Exhibit 99

Investor Contact:
Chris Gay
308-255-2905
Cabela's Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela's Incorporated

CABELA'S INC. REPORTS FIRST QUARTER 2014 RESULTS
- First Quarter Diluted EPS at $0.36 (Prior Guidance of $0.32 to $0.42)
- Cabela’s Branded Softgoods Sales Penetration Grew 470 Basis Points From 54.0% to 58.7%
- Firearms and Ammunition Declines Lead to Comparable Store Sales Decrease of 21.7%
- New Stores at Nearly $500 Sales per Sq. Ft. on a Rolling Four Qtr. Basis, Significantly Better than Legacy Stores
- Merchandise Margin Down 120 Basis Points to 34.4% due to Firearms, Ammunition and Shooting Margin Drop

SIDNEY, Neb. (April 24, 2014) - Cabela's Incorporated (NYSE:CAB) today reported financial results for first quarter fiscal 2014.

For the quarter, total revenue decreased 9.6% to $725.8 million; Retail store revenue decreased 9.4% to $440.9 million; Direct revenue decreased 20.3% to $179.4 million; and Financial Services revenue increased 14.9% to $98.6 million. During the period, comparable store sales decreased 21.7%. Net income was $25.7 million compared to $49.8 million in the year ago quarter, and earnings per diluted share were $0.36 compared to $0.70 in the year ago quarter.

“In the first quarter, we anniversary the most difficult comparisons versus the firearms and ammunition surge last year,” said Tommy Millner, Cabela’s Chief Executive Officer. “As we cycle through the unprecedented comparisons from 2013, we are encouraged by our strong fundamentals. Specifically, these include: excellent new store performance, increased penetration of Cabela’s branded softgoods and growth in our Cabela’s CLUB loyalty program. First quarter profits were within our guidance as tight expense management and strong profits from Cabela’s CLUB offset weaker revenue and lower merchandise margin.”

New stores continue to perform at high levels, and for the trailing twelve months, the 14 new stores opened for the full period averaged sales per square foot of $497. With continued strong new store performance, retail store expansion remains on track with plans to open approximately one million square feet per year for the next several years.

“Another important aspect of achieving our 2014 targets is tightly managing growth in operating expenses,” Millner said. “As we expand into our national footprint, expense control will be vitally important, and we are pleased to see first quarter operating expenses less than our internal plan. In the first quarter, we kept operating expense growth to just 4.7% as we grew retail square footage 14%. The initiatives already in place will continue to yield benefits for the remainder of 2014 as we expect mid to high single-digit expense growth for each of the remaining quarters in 2014.”

Cabela’s branded product penetration in softgoods and footwear accelerated in the quarter increasing 470 basis points from 54.0% to 58.7%. Cabela’s branded products continue to be a core focus of the Company. Early reaction to XPGTM (Extreme Performance Gear) softgoods and footwear, Cabela’s Guidewear®, and Wildlife and Land Management products has been very positive. These results provide confidence in the prospects for future growth in Cabela’s branded products.

“Merchandise margin was down 120 basis points,” Millner said. “This drop was primarily due to lower margins in firearms, ammunition and shooting, which are returning to pre-surge levels. Margin rate in these categories declined versus last year as a result of improved supply and testing of certain promotions within specific categories of firearms and ammunition. We expect improvement in merchandise margin in the second half of the year due to new product performance in softgoods and more normalized firearm and ammunition promotions.”

“Comparable store sales for the quarter decreased 21.7% as firearms and ammunition declined 39% and 32%, respectively,” Millner said. “Through the first six weeks of the quarter, comparable store sales were down 25% to 30%. Comparable store sales improved each month through the quarter, and we expect this trend to continue throughout the second quarter.”

Direct revenue declined 20.3% for the quarter as a result of the sharp decline in ammunition and other shooting related categories compared to the unprecedented levels from the same quarter a year ago. Direct sales of hunting equipment, hunting apparel and footwear were encouraging. For the quarter, conversion rates from both desktop and mobile devices increased.

The Cabela's CLUB Visa program had another solid quarter. During the quarter, growth in average active credit card accounts was 7.9% due to new customer acquisitions in our Retail and Internet channels. For the quarter, net charge-offs remained at historically low levels of 1.80% compared to 1.86% in the prior year quarter. Additionally, greater than 30-day delinquencies continued to improve and were just 0.68% compared to 0.73% in the year ago quarter. Increased Financial Services revenue was driven by increases in interest and fee income as well as interchange income. Growth in average balance per active credit card account was 4.0%, and growth in average credit card loans was 12.3%.

"Expense initiatives already in place together with strong new store performance, increases in Cabela’s branded products and growth in Cabela’s CLUB will drive earnings growth for full year 2014," Millner said. "As a result, we reaffirm our previous full year guidance and continue to expect 2014 earnings per diluted share to increase at a high single-digit to low double-digit rate versus 2013 adjusted earnings per diluted share of $3.32. Furthermore, we expect full year 2014 revenue to increase at a mid to high single-digit rate. Due to carryover in the surge in firearms and ammunition sales from a year ago, we expect second quarter 2014 revenue to grow at a low single-digit rate and earnings per diluted share to be between $0.45 and $0.55. For the third quarter, we expect revenue to increase at a low double-digit rate and earnings per diluted share to be between $0.85 and $0.95."

Conference Call Information

A conference call to discuss first quarter fiscal 2014 operating results is scheduled for today (Thursday, April 24, 2014) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol "CAB".

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company's statements regarding opening approximately one million square feet of retail space per year for the next several years; mid to high single-digit expense growth for each of the remaining quarters in 2014; merchandise margin improvement in the second half of the year; comparable store sales continuing to improve throughout the second quarter; 2014 earnings per diluted share increasing at a high single-digit to low double-digit rate versus 2013 adjusted earnings per diluted share of $3.32; full year 2014 revenue increasing at a mid to high single-digit rate; second quarter 2014 revenue growing at a low single-digit rate and earnings per diluted share being between $0.45 and $0.55; and third quarter revenue increasing at a low double-digit rate and earnings per diluted share being between $0.85 and $0.95. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company's ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company's products, including increases in fuel prices; the availability of the Company's products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company's systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company's ability to protect its brand, intellectual property, and reputation; the Company's ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including a Commissioner's charge the Company received from the Chair of the U. S. Equal Employment Opportunity Commission in January 2011, audits by tax authorities, and compliance examinations by the Federal Deposit Insurance Corporation); the Company's ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company's ability to increase credit card receivables while managing credit quality; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; and other risks, relevant factors, and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 28, 2013), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company's forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Revenue:
Merchandise sales	$620,197	$711,713
Financial Services revenue	98,578	85,772
Other revenue	7,048	5,012
Total revenue	725,823	802,497
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	406,643	458,627
Cost of other revenue	1,322	68
Total cost of revenue (exclusive of depreciation and amortization)	407,965	458,695

Selling, distribution, and administrative expenses	277,005	264,687

Operating income	40,853	79,115

Interest expense, net	(3,685)	(5,356)
Other non-operating income, net	2,102	1,539

Income before provision for income taxes	39,270	75,298
Provision for income taxes	13,521	25,451
Net income	$25,749	$49,847

Earnings per basic share	$0.36	$0.71
Earnings per diluted share	$0.36	$0.70

Basic weighted average shares outstanding	70,766,568	70,157,744
Diluted weighted average shares outstanding	71,758,033	71,372,824

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	March 29, 2014	December 28, 2013	March 30, 2013
ASSETS
CURRENT
Cash and cash equivalents	$484,586	$199,072	$363,747
Restricted cash of the Trust	24,609	23,191	19,401
Accounts receivable, net	27,959	42,868	26,826
Credit card loans (includes restricted credit card loans of the Trust of $3,726,122, $3,956,230, and $3,375,103), net of allowance for loan losses of $51,010, $53,110, and $64,700	3,698,529	3,938,630	3,334,619
Inventories	742,021	644,883	613,065
Prepaid expenses and other current assets	92,650	90,438	147,782
Income taxes receivable and deferred income taxes	58,229	47,430	46,954
Total current assets	5,128,583	4,986,512	4,552,394
Property and equipment, net	1,366,298	1,287,545	1,074,169
Economic development bonds	80,056	78,504	84,463
Other assets	43,689	44,303	49,211
Total assets	$6,618,626	$6,396,864	$5,760,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $26,824, $22,717, and $41,442	$250,181	$261,200	$388,286
Gift instrument, credit card rewards and loyalty rewards programs	277,185	291,444	248,902
Accrued expenses	123,723	204,073	126,899
Time deposits	212,141	297,645	355,722
Current maturities of secured variable funding obligations of the Trust	—	50,000	—
Current maturities of secured long-term obligations of the Trust	255,000	—	—
Current maturities of long-term debt	8,422	8,418	8,406
Deferred income taxes, current	757	—	—
Total current liabilities	1,127,409	1,112,780	1,128,215
Long-term time deposits	728,000	771,717	613,645
Secured long-term obligations of the Trust, less current maturities	2,452,250	2,452,250	2,154,750
Long-term debt, less current maturities	540,587	322,647	319,923
Deferred income taxes	7,346	3,118	14,669
Other long-term liabilities	131,090	128,018	100,395

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares;
Issued – 71,009,175, 70,630,866, and 70,545,558 shares
Outstanding – 71,009,175, 70,630,866, and 70,494,063 shares	710	706	705
Additional paid-in capital	348,162	346,535	338,465
Retained earnings	1,286,566	1,260,817	1,086,274
Accumulated other comprehensive income	(3,494)	(1,724)	5,982
Treasury stock, at cost – 51,495 shares at March 30, 2013	—	—	(2,786)
Total stockholders’ equity	1,631,944	1,606,334	1,428,640
Total liabilities and stockholders’ equity	$6,618,626	$6,396,864	$5,760,237

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013

Revenue:
Retail	$440,949	$486,749
Direct	179,416	225,158
Financial Services	98,578	85,772
Other	6,880	4,818
Total revenue	$725,823	$802,497

Operating Income (Loss):
Retail	$52,298	$84,678
Direct	33,130	44,897
Financial Services	33,102	24,101
Other	(77,677)	(74,561)
Total operating income	$40,853	$79,115

As a Percentage of Total Revenue:
Retail revenue	60.8%	60.6%
Direct revenue	24.7	28.1
Financial Services revenue	13.6	10.7
Other revenue	0.9	0.6
Total revenue	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	11.9%	17.4%
Direct operating income	18.5	19.9
Financial Services operating income	33.6	28.1
Total operating income as a percentage of total revenue	5.6	9.9

CABELA'S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES SEGMENT REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company's credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue for the periods presented below.

	Three Months Ended
	March 29, 2014	March 30, 2013

Interest and fee income	$94,219	$81,249
Interest expense	(15,886)	(13,851)
Provision for loan losses	(12,714)	(12,775)
Net interest income, net of provision for loan losses	65,619	54,623
Non-interest income:
Interchange income	82,427	77,630
Other non-interest income	755	1,283
Total non-interest income	83,182	78,913
Less: Customer rewards costs	(50,223)	(47,764)

Financial Services revenue	$98,578	$85,772

The following table sets forth the components of Financial Services revenue as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended
	March 29, 2014	March 30, 2013

Interest and fee income	10.0%	9.7%
Interest expense	(1.7)	(1.7)
Provision for loan losses	(1.4)	(1.5)
Interchange income	8.8	9.3
Other non-interest income	0.1	0.2
Customer rewards costs	(5.3)	(5.7)
Financial Services revenue	10.5%	10.3%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of the Financial Services business are shown in the following charts for the periods presented below.

	Three Months Ended
	March 29, 2014	March 30, 2013	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$3,757,216	$3,346,588	$410,628	12.3%
Average number of active credit card accounts	1,762,782	1,633,551	129,231	7.9

Average balance per active credit card account (1)	$2,131	$2,049	$82	4.0

Net charge-offs on credit card loans (1)	$16,919	$15,585	$1,334	8.6
Net charge-offs as a percentage of average credit card loans (1)	1.80%	1.86%	(0.06)%
(1) Includes accrued interest and fees

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)
To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles ("GAAP"), we have disclosed non-GAAP adjusted financial measures of operating results that exclude certain items. Total revenue; selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; interest expense, net; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) adjustments to interchange income for the Visa settlement, (ii) certain employee related expenses, (iii) impairment losses primarily related to two retail stores, (iv) adjustments to interest expense on certain unrecognized tax benefits, and (v) adjustments to the provision for income taxes related to changes in our assessments of uncertain tax positions. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.
We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following table reconciles these financial measures to the related GAAP adjusted financial measures for the fiscal year ended December 28, 2013.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Fiscal Year Ended December 28, 2013
	GAAP Basis	Non-GAAP	Non-GAAP
	As Reported	Adjustments	Amounts
	(Dollars in Thousands Except Earnings Per Share)

Total revenue (2)	$3,599,577	$(3,167)	$3,596,410

Selling, distribution, and administrative expenses (3)	$1,201,519	$(735)	$1,200,784

Impairment and restructuring charges (4)	$5,868	$(5,868)	$—

Operating income	$361,361	$3,436	$364,797

Interest expense, net (5)	$(17,833)	$3,648	$(14,185)

Income before provision for income taxes	$343,528	$7,084	$350,612

Provision for income taxes (6)	$119,138	$(6,783)	$112,355

Net income	$224,390	$13,867	$238,257

Earnings per diluted share	$3.13	$0.19	$3.32

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)	Reflects adjustments to the liability for the Visa settlement.

(3)	Reflects certain employee related expenses primarily related to severance benefits.

(4)	Reflects impairment losses of $4,931 related to a retail store site and $937 related to the closure and relocation of a retail store in May 2013.

(5)	Reflects interest adjustments related to certain unrecognized tax benefits.

(6)	Reflects the estimated income tax provision on the non-GAAP adjusted income before provision for income taxes and tax adjustments related to changes in assessments of uncertain tax positions.